Exhibit 10.32

STOCK ISSUANCE AND PARTICIPATION RIGHTS AGREEMENT

This STOCK ISSUANCE AND PARTICIPATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 12th day of December 2007 (the “Effective Date”), by and between MTV Networks, a division of Viacom International Inc., a Delaware corporation, with offices at 1515 Broadway, New York, NY 10036 (“MTVN”) and GoFish Corporation, a Nevada corporation, with offices at 706 Mission Street, 10th Floor, San Francisco, CA 94103 (the “Company”). (MTVN and the Company each referred to as a “Party” and collectively referred to as the “Parties”). Any capitalized term used in this Agreement but not otherwise defined shall have the meaning ascribed to such term in the License Agreement (as defined below).

RECITALS

WHEREAS, MTVN and the Company are parties to that certain MTVN Media Player and Video Content License, Distribution and Marketing Agreement, dated as of even date herewith (the “License Agreement”); and

WHEREAS, pursuant to the License Agreement, MTVN and the Company have agreed to enter into this Agreement, upon the terms and subject to the conditions of which, and as further consideration for the rights and licenses granted under the License Agreement: (1) the Company will issue to MTVN, and MTVN will accept from the Company, 1,000,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share and (2) the Company will grant MTVN a participation right in certain future financings of the Company.

NOW, THEREFORE, MTVN and the Company hereby agree as follows:

I.	ISSUANCE OF SHARES

A.
Closing. Upon the terms and subject to the conditions set forth in this Agreement, as consideration for MTVN’s execution and delivery of the License Agreement and the rights and licenses granted by MTVN under the License Agreement, the Company shall issue the Shares to MTVN (registered i/n/o “Viacom International Inc.”), and MTVN shall accept the Shares from the Company. MTVN’s execution and delivery of the License Agreement and the rights and licenses granted by MTVN under the License Agreement shall constitute full payment of the purchase price by MTVN for the Shares. The closing of the issuance of the Shares (the “Closing”) shall take place concurrently herewith at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY, or at such other time and place as the Parties may mutually agree.

B.
Conditions to Closing. MTVN’s obligation to accept the Shares at the Closing is subject to (i) the execution and delivery of the License Agreement by the Company and (ii) the execution and delivery of this Agreement by the Company. The Company’s obligation to issue the Shares at the Closing is subject to (i) the execution and delivery of the License Agreement by MTVN and (ii) the execution and delivery of this Agreement by MTVN.

C.
Certificates. One or more certificates evidencing ownership of the Shares shall contain the legends set forth in paragraph 4(F) hereof. In addition, MTVN hereby covenants and agrees that the Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares that is not registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company may require MTVN to provide to the Company an opinion of counsel reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

D.
Lock-up. Notwithstanding anything to the contrary in this Agreement, MTVN hereby covenants and agrees that during the period commencing from the issuance of the Shares as contemplated by this Agreement and ending on the two-year anniversary of the Effective Date, MTVN shall not, without the prior written consent of the Company, offer, sell, agree to sell, assign, transfer, pledge or otherwise dispose of the Shares (including, without limitation, any pledge or, and/or grant of a security interest in, some or all of the Shares in connection with a margin account or other loan secured by the Shares); provided, however, that no consent shall be necessary from the Company in the event of any such offer, sale, agreement to sell, assignment transfer, pledge or other disposition of the Shares to one or more of MTVN’s affiliates.

E.
Listing of Securities. The Company agrees, (i) at any time the Common Stock is listed or traded on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or any other trading market (each, a “Trading Market”), it will cause the Shares to be listed and admitted for trading on such Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on such Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of any such Trading Market.

II.	GRANT OF PARTICIPATION RIGHT

A.
The Company shall, at least fourteen (14) days prior to any issuance by the Company of any of its securities (other than Excluded Securities) in a transaction primarily for the purpose of raising capital (a “Financing”), give written notice of such proposed issuance to MTVN (the “Participation Right Notice”). The Participation Right Notice shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. MTVN shall have the participation right, for a period of ten (10) days from such notice, to purchase, at the same price per security and on substantially the same terms and conditions (and subject to execution of substantially similar definitive documentation) as are being offered to other investors in such proposed Financing, such number of additional securities of the Company equal to an aggregate of thirty-five percent (35%) of the aggregate gross proceeds of such proposed Financing. MTVN may accept the Company’s offer as to the full number of securities offered to it or any lesser number, by delivering written notice thereof to the Company prior to the expiration of the aforesaid ten (10) day period, in which case in the event of and upon the closing of such proposed Financing, the Company shall sell, and MTVN shall purchase, at the same price per security and on the same terms and conditions (and subject to execution of substantially similar definitive documentation) as are being sold to other investors in such proposed Financing, the number of securities agreed to be purchased by MTVN in such written notice. If the Company does not receive such written notice from MTVN prior to the expiration of the aforesaid ten (10) day period, MTVN shall be deemed to have notified the Company that it does not elect to participate in such proposed Financing and the Company shall be free at any time, after the end of the aforesaid ten (10) day period and prior to sixty (60) days after the end of the aforesaid ten (10) day period, to sell to any third party or parties the number of such securities not agreed by MTVN to be purchased by it. However, if such third party sale or sales are not consummated within such sixty (60) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this paragraph. As used in this Agreement, “Excluded Securities” shall mean (it is understood and agreed that the following list of Excluded Securities is provided for the avoidance of doubt and that Excluded Securities are not likely to be issued in any Financing) (i) securities issued to employees officers, directors, contractors, advisors or consultants of the Company pursuant to employee benefit plans, arrangements or agreements approved by the Company’s Board of Directors, (ii) securities issued or issuable upon exercise of any options, warrants or other rights to purchase any securities of the Company, (iii) any equity securities issued pursuant to a merger, acquisition or similar business combination, (iv) shares issued in connection with any stock split, stock dividend, or recapitalization of the Company and (v) any equity securities issued in connection with a public offering of the Company’s securities.

B.
The Company’s obligations under the above paragraph shall terminate and be of no further force or effect automatically and without further action upon the earlier of (i) a Change of Control in the Company (as defined in Section 9.3 of the License Agreement) or (ii) the termination or expiration of the License Agreement.

III.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As of the date hereof, the Company hereby represents and warrants to MTVN as follows:

A.
The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

B.	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

C.
The authorized capital of the Company consists of 310,000,000 shares of capital stock, of which there are authorized 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. 24,130,276 shares of such common stock are issued and outstanding and no shares of such preferred stock are issued and outstanding. No securities of the Company are entitled to preemptive or similar rights, and no Person (as defined below) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the issuance of the Shares or the other transactions contemplated by this Agreement. “Person” means an individual, corporation, partnership, limited liability company, limited general partnership, syndicate, person, trust, association, organization or other entity.

D.
Upon the issuance of the Shares as contemplated by this Agreement, the Shares shall be duly and validly issued, fully-paid and nonassessable, free and clear of any lien, except for restrictions on the transfer of securities arising under federal or state securities laws and regulations and except as contemplated by paragraph I.D of this Agreement.

E.
The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) except as would not reasonably be expected to result in a material adverse effect in the Company’s business assets, financial condition or results of operations, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under of any agreement to which the Company or any of its subsidiaries is a party, result in a violation of any law, rule, regulation, order, judgment, induction, decree or other restrictions of any court or governmental authority to which the Company or any of its subsidiaries is subject or by which any of their assets are bound or otherwise subject.

F.
The Company has filed all reports, forms or other information required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof or such shorter period as the Company was required by law to file such reports (the foregoing materials and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or amendment thereto, as applicable). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. For purposes of this Agreement, any reports, forms or other information provided to the Commission whether by filing, furnishing or otherwise providing, is included in the term “filed” (or any derivations thereof).

G.
Except as specified in the SEC Reports, the Company has not, since October 27, 2006, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to enter into and to consummate the transactions contemplated by this Agreement, including, without limitation, to issue and deliver the Shares to MTVN as contemplated by this Agreement.

IV.	REPRESENTATIONS AND WARRANTIES OF MTVN

As of the date hereof, MTVN hereby represents and warrants to the Company as follows:

A.
MTVN understands and acknowledges that: (i) the Shares have neither been registered under the Securities Act nor qualified under any state securities laws; (ii) the Shares are being offered and issued pursuant to an exemption from registration contained in the Securities Act and qualification provisions of applicable state securities laws; and (iii) the availability of such exemption and qualification provisions depends in part on, and the Company will rely upon the accuracy and truthfulness of, our representations contained in this Agreement to the extent they impact such exemption and MTVN hereby consents to such reliance.

B.
MTVN understands and acknowledges that the Shares may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States.

C.
MTVN is acquiring the Shares solely for its own account for investment and not for the interest of any other person and not with a view to, or in connection with, any resale or distribution of the Shares or any part thereof. MTVN has no agreement, arrangement or other understanding with any Person to sell, transfer or pledge the Shares or any part thereof or which would guarantee MTVN any profit or against any loss with respect to such Shares, and MTVN has no plan to enter into such an agreement or arrangement; provided, however, that it is understood and agreed that the transfer to an affiliate of MTVN as contemplated by the proviso in paragraph I.D. shall not mean that this representation and warranty was inaccurate.

D.
MTVN is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

E.
MTVN is an “accredited investor” as defined in Rule 501(a) under the Securities Act. MTVN is not a registered broker-dealer under Section 15 of the Exchange Act. MTVN has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of such investment. MTVN is able to bear the economic risks of an investment in the Shares and is able to afford a complete loss of such investment. MTVN can afford to hold the Shares for an indefinite period of time and MTVN has no need for liquidity in an investment in the Shares.

F.	MTVN understands and acknowledges that there will be placed on the certificates evidencing the Shares, or any substitutions therefor, the following legends:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, IN EACH CASE AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO GOFISH CORPORATION.

THESE SECURITIES ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCK ISSUANCE AND PARTICIPATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 12, 2007, BY AND BETWEEN MTV NETWORKS, A DIVISION OF VIACOM INTERNATIONAL INC. AND GOFISH CORPORATION.”

G.
MTVN acknowledges that prior to MTVN’s decision to make an investment in the Shares, MTVN has reviewed the SEC Reports as necessary to make an informed investment decision with respect to MTVN’s investment in the Shares.

H.
MTVN acknowledges that an investment in the Shares involves, and has considered carefully before deciding to make an investment in the Shares, certain risks and uncertainties set forth in the SEC Reports, including those identified under the heading “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-QSB and the Company’s most recent Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission. MTVN has taken full cognizance of, understands such risks, and has obtained sufficient information to evaluate the merits and risks of an investment in the Shares. MTVN understands and acknowledges that no federal or state agency has passed on or made any recommendations or endorsements with respect to MTVN’s acquisition of the Shares.

I.
In making its decision to make an investment in the Shares, MTVN has relied solely upon its own independent investigation made by it and its legal counsel and advisors. MTVN understands and agrees that, except as set forth in this Agreement, neither the Company nor the Company’s management is making any representations or warranties of any kind respecting the Shares or any economic returns or tax related effects that may result from MTVN’s acquisition of the Shares, except for the express representations and warranties of the Company contained in this Agreement. MTVN disclaims reliance upon any statements, representations, warranties or projections by the Company respecting the Company, the Shares or the present or future value of the Shares, except for the express representations and warranties of the Company contained in this Agreement.

V.	MISCELLANEOUS

A.
No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted assigns, except that neither this Agreement nor either Party’s rights or obligations hereunder shall be assigned or transferred by either Party without the prior written consent of the other Party and any attempted assignment without such written consent shall be void ab initio and of no force and effect; provided, however, that (a) no consent shall be necessary from the Company in the event of any one or more assignments of any and/or all rights or obligations hereunder, to one or more of MTVN’s affiliates or any successor entity(ies) resulting from a merger, acquisition or consolidation, spin-off, divestiture or otherwise succeeding to all or a substantial portion of the assets or business of MTVN.

B.
Notices. All notices and other communications required or permitted under this Agreement shall be in writing and delivered personally, mailed, first class mail, postage prepaid, or via a nationally recognized overnight courier, to the applicable Party at the addresses set forth below, unless, by notice, a Party changes or supplements the addressee and addresses for giving notice. All notices shall be deemed given on the date of delivery.

If to MTVN:

MTV Networks, a division of Viacom International Inc.
Attention: Greg Clayman, EVP Digital Distribution and Business Development
1515 Broadway
New York, NY 10036
Telephone: (212) 846-4642
Telecopy: (212) 846-1854
Email: Greg.Clayman@mtvn.com

With a copy to:

MTV Networks, a division of Viacom International Inc.
Attention: Ms. Elizabeth Matthews, EVP and Deputy General Counsel,
Business & Legal Affairs
1515 Broadway
New York, NY 10036-5797
Telephone: (212) 846-7122
Telecopy: (212) 846-1992
Email: Beth.Matthews@mtvstaff.com

If to Company:

GoFish Corporation
Attention: Tabreez Verjee, President
706 Mission Street
San Francisco, CA 94103
Telephone: (415) 341-5353
Telecopy: (415) 978-9603
Email: tverjee@gacapital.com

With a copy to:

Morrison & Foerster LLP
Attention: John W. Campbell III, Esq.
Address: 425 Market Street
San Francisco, 94105
Telephone: (415) 268-7000
Telecopy: (415) 268-7522
Email: jcampbell@mofo.com

C.
Governing Law and Interpretation; WAIVER OF JURY TRIAL. This Agreement and all disputes, claims, actions, suits or other proceedings arising hereunder shall be governed by, and construed in accordance with, the substantive law of the State of New York applicable to contracts wholly made and to be performed within the State of New York. Each Party irrevocably submits to the sole and exclusive jurisdiction of the courts of New York State and the Federal courts of the Southern District of New York, situated in the City, County and State of New York. Each Party irrevocably consents to the exercise of personal jurisdiction over each of the Parties by such courts and waives any right to plead, claim or allege that New York is an inconvenient forum. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the Parties. Notwithstanding the foregoing, each Party agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

D.
Amendment; Waiver; Severability. No amendment, modification, waiver or discharge of any provision of this Agreement shall be valid unless made in writing and signed by an authorized representative of the Party against enforcement is sought. No failure or delay by either Party to exercise any right or enforce any obligation shall impair or be construed as a waiver or on-going waiver of that or any or other right or power, unless made in writing and signed by both Parties. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired and remain in full force and effect.

E.
Survival. Any provision of this Agreement which, either by its terms or to give effect to its meaning, must survive, shall survive the cancellation, expiration or termination of this Agreement. The representations and warranties of the Parties shall survive the Closing notwithstanding any knowledge that any Party may have and notwithstanding any investigation conducted by any Party.

F.
Entire Agreement. This Agreement and the License Agreement constitute the entire agreement between the Parties and supersedes any prior or inconsistent agreements, negotiations, representations and promises, written or oral with respect to the subject matter hereof.

G.	Headings. The headings and the paragraphs in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

H.
Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this paragraph V.H., provided that receipt of copies of such counterparts is confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MTV NETWORKS a division of VIACOM		GOFISH CORPORATION
INTERNATIONAL INC.

By:	/s/ Michael D. Fricklas	By:	/s/ Tabreez Verjee
Name: Michael D. Fricklas		Name: Tabreez Verjee
Title: Executive Vice President, General Counsel,		Title: President
Secretary

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